Exhibit 99.1

Independent Auditor’s Report

To the Board of Trustees

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of the Pinnacle Properties for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the Revenue and Certain Direct Operating expenses described in Note 1 to the financial statement of the Pinnacle Properties for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Pinnacle Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Chicago, Illinois
August 4, 2014

Pinnacle Properties

Statements of Revenue and Certain Direct Operating Expenses

		Year Ended
	Three Months Ended	December 31,
	March 31, 2014	2013
	(unaudited)
Revenues
Rental revenue	$231,818	$923,725
Total Revenues	231,818	923,725
Operating expenses	49,003	163,162
Revenues in Excess of Operating Expenses	$182,815	$760,563

See accompanying notes.

Pinnacle Properties

Statements of Revenue and Certain Direct Operating Expenses

1. Business

On April 22, 2014 Physicians Realty Trust (the “Company”) closed on the acquisition of the Pinnacle Health Cardiology Portfolio, consisting of two fully occupied medical office buildings located in Wormleysburg and Carlisle, Pennsylvania (collectively the “Pinnacle Properties”) from Front Carlisle Investors, LLC.

The Pinnacle Properties are leased to tenants under separate long-term operating leases for each property, were the tenant is responsible for certain operating costs (primarily utilities) and the landlord is responsible for all other operating costs.

The accompanying statements of revenues and certain direct operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (“Rule 3-14”). Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain direct operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the properties, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases, and income taxes. The accompanying unaudited statement of revenues and certain direct operating expenses for the period ended March 31, 2014 reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the period pursuant to the instructions to Rule 3-14.

2. Summary of Significant Accounting Policies

Use of Estimates - Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

Revenue Recognition - The Tenant’s leases are accounted for as operating leases. Rental income is recognized on a monthly basis at the amounts due under the terms of each lease, adjusted to reflect a straight-line impact for specified increases in rent amounts, which are included in the leases.

3. Leases

The Company assumed all of the non-cancellable operating leases with the tenants that occupy the Pinnacle Properties. The leases are subject to annual fixed escalators (either a fixed dollar amount or 2% annual increase) through the end of the lease term. The leases have remaining lease terms from 2019 through 2021 and contain multiple five-year extension options.

Future minimum annual rents to be collected under the leases as of April 1, 2014 are as follows:

2014	$659,481
2015	897,221
2016	915,502
2017	934,159
2018	953,200
Thereafter	2,147,437
Total	$6,507,000

4. Subsequent Events

Subsequent events were evaluated through August 4, 2014, the date the financial statements were available to be issued.